As filed with the Securities and Exchange Commission on June 16, 2014

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	16-0838627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Holleder Parkway

Rochester, New York 14615

(Address, including zip code, of registrant’s principal executive offices)

Monro Muffler Brake, Inc. 2007 Stock Incentive Plan

(Full title of the plan)

John W. Van Heel

Chief Executive Officer

Monro Muffler Brake, Inc.

200 Holleder Parkway

Rochester, New York 14615

(Name, address, including zip code)

(585) 647-6400

(Telephone number, including area code, of agent for service)

Copy to:

Daniel R. Kinel, Esq.

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604-2711

Tel: (585) 232-6500

Fax: (585) 232-2152

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $.01 per share	2,000,000	$55.985	$111,970,000	$14,421.74

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of common stock as may become issuable pursuant to stock splits, stock dividends, recapitalizations and similar transactions.
(2)	Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices reported on NASDAQ as of June 11, 2014.
(3)	This Registration Statement registers an additional 2,000,000 shares under our 2007 Stock Incentive Plan. We have previously registered 3,001,620 shares (after adjusting for our three-for-two stock split effective on December 23, 2010) issuable under our 2007 Stock Incentive Plan (Registration Nos. 333-151196 and 333-173129).

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Monro Muffler Brake, Inc. (the “Registrant”) incorporates by reference into this Registration Statement the contents of its prior Registration Statements filed on March 28, 2011 (Registration No. 333-173129) and on May 27, 2008 (Registration No. 333-151196), relating to the Registrant’s 2007 Stock Incentive Plan (the “Plan”), except as expressly modified herein.

The Registrant originally registered 1,001,080 shares of its common stock, par value $.01 per share, (the “Common Stock”) (1,501,620 shares as adjusted for the Registrant’s three-for-two stock split effective on December 23, 2010) for issuance pursuant to the Plan in its prior Registration Statement (Registration No. 333-151196) on Form S-8 filed on May 27, 2008. Subsequently, the Registrant amended the Plan to increase the number of shares available for grant under the Plan by an additional 1,500,000 shares and registered such additional shares in its prior Registration Statement (Registration No. 333-173129) on Form S-8 filed on March 28, 2011. On June 28, 2013 and August 6, 2013, respectively, the Registrant’s board of directors and shareholders approved an amendment to the Plan that increased the maximum number of shares of Common Stock that may be issued under the Plan by 2,000,000. This Registration Statement registers these 2,000,000 additional shares of Common Stock for issuance under the Plan, as a result of the recent amendment to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by us are hereby incorporated by reference into this Registration Statement and made a part hereof:

1.	Our Annual Report on Form 10-K filed with the Commission on May 28, 2014;

2.	Our Current Reports on Form 8-K filed with the Commission on May 19, 2014, May 20, 2014, and May 27, 2014; and

3.	The description of our Common Stock contained in the Registration Statement on Form S-1 filed with the Commission on June 19, 1991 (File No. 33-41290).

Nothing in this Registration Statement shall be deemed to incorporate information furnished, but not filed, with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on June 16, 2014.

MONRO MUFFLER BRAKE, INC.

By:	/s/ JOHN W. VAN HEEL
John W. Van Heel President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Van Heel and Catherine D’Amico, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Van Heel		June 16, 2014
John W. Van. Heel	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Catherine D’Amico		June 16, 2014
Catherine D’Amico	Executive Vice President - Finance, Chief Financial
Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Robert G. Gross		June 16, 2014
Robert G. Gross	Executive Chairman, Director

/s/ Richard A. Berenson		June 16, 2014
Richard A. Berenson	Director

/s/ Frederick M. Danziger		June 16, 2014
Frederick M. Danziger	Director

/s/ Donald Glickman		June 16, 2014
Donald Glickman	Director

/s/ Stephen C. McCluski		June 16, 2014
Stephen C. McCluski	Director

/s/ Robert E. Mellor		June 16, 2014
Robert E. Mellor	Director

/s/ Peter J. Solomon		June 16, 2014
Peter J. Solomon	Director

/s/ James R. Wilen		June 16, 2014
James R. Wilen	Director

/s/ Elizabeth A. Wolszon		June 16, 2014
Elizabeth A. Wolszon	Director

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

4.1	Restated Certificate of Incorporation, dated July 23, 1991, with Certificate of Amendment, dated November 1, 1991 (SEC File No.: 0-19357, 1992 Form 10-K, Exhibit No. 3.01).

4.2	Certificate of Change of the Certificate of Incorporation, dated January 26, 1996, is incorporated herein by reference from Exhibit 4.1(b) to our Form S-3, filed on August 12, 2004.

4.3	Certificate of Amendment to Restated Certificate of Incorporation, dated April 15, 2004, is incorporated herein by reference from Exhibit 4.1(c) to our Form S-3, filed on August 12, 2004.

4.4	Certificate of Amendment to Restated Certificate of Incorporation, dated October 10, 2007, is incorporated herein by reference from Exhibit 3.01c to our Annual Report on 10-K, filed on June 12, 2008.

4.5	Certificate of Amendment to Restated Certificate of Incorporation, dated August 1, 2012, is incorporated herein by reference from Exhibit 3.01D to our Annual Report on 10-K, filed on May 29, 2013.

4.6	Amended and Restated By-Laws of the Company, dated August 7, 2012, are incorporated herein by reference from Exhibit No. 3.02 to our Current Report on Form 8-K, filed on December 20, 2012.

*5.1	Opinion of Harter Secrest & Emery LLP.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

*24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

99.1	Monro Muffler Brake, Inc. 2007 Stock Incentive Plan, Amendment No. 5 is incorporated herein by reference from Exhibit A to our Definitive Proxy Statement, filed on July 2, 2013.

99.2	Monro Muffler Brake, Inc. 2007 Stock Incentive Plan, Amendment No. 6 is incorporated herein by reference from Exhibit 10.01F to our Annual Report on 10-K, filed on May 28, 2014.

*	Exhibits filed with this Registration Statement.